Exhibit (g)(3)(xviii)

AMENDMENT NO. 17

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

Amendment No. 17 dated as of December 15, 2010 (“Amendment No. 17”), to the Amended and Restated Global Custody Agreement, dated as of February 1, 2002, as amended (“Agreement”), by and between EQ Advisors Trust (“Trust”) and JPMorgan Chase Bank (“JPMorgan”).

The Trust and JPMorgan hereby agree to modify and amend the Agreement as follows:

1.	New Portfolio. The Trust and JPMorgan have determined to add the EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio to the Agreement from and after the date hereof for all purposes on the terms and conditions contained in the Agreement.

2.	Schedule C. Schedule C to the Agreement, setting forth the Portfolios of the Trust participating on behalf of which the Trust is entering into the Agreement is hereby replaced in its entirety by Schedule C attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 17 as of the date first above set forth.

EQ ADVISORS TRUST		JPMORGAN CHASE BANK

By:	/s/ Brian Walsh	By:	/s/ John K. Breitweg
	Brian Walsh	Name:	John K. Breitweg
	Chief Financial Officer and Treasurer	Title:	Managing Director

SCHEDULE C

AMENDMENT NO. 17

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

All Asset Allocation Portfolio	EQ/Franklin Templeton Allocation Portfolio
ATM Core Bond Portfolio	EQ/Global Bond PLUS Portfolio
ATM Government Bond Portfolio	EQ/Global Multi-Sector Equity Portfolio
ATM International Portfolio	EQ/Intermediate Government Bond Index Portfolio
ATM Large Cap Portfolio	EQ/International Core PLUS Portfolio
ATM Mid Cap Portfolio	EQ/International ETF Portfolio
ATM Small Cap Portfolio	EQ/JPMorgan Value Opportunities Portfolio
AXA Balanced Strategy Portfolio	EQ/Large Cap Core PLUS Portfolio
AXA Conservative Growth Strategy Portfolio	EQ/Large Cap Growth Index Portfolio
AXA Conservative Strategy Portfolio	EQ/Large Cap Growth PLUS Portfolio
AXA Growth Strategy Portfolio	EQ/Large Cap Value Index Portfolio
AXA Moderate Growth Strategy Portfolio	EQ/Large Cap Value PLUS Portfolio
AXA Tactical Manager 2000 Portfolio-I, III	EQ/Lord Abbett Growth and Income Portfolio
AXA Tactical Manager 400 Portfolio-I, III	EQ/Lord Abbett Large Cap Core Portfolio
AXA Tactical Manager 500 Portfolio-I, III	EQ/Mid Cap Index Portfolio
AXA Tactical Manager International Portfolio-I, III	EQ/Mid Cap Value PLUS Portfolio
EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio	EQ/Money Market Portfolio
EQ/AllianceBernstein International Portfolio	EQ/Montag & Caldwell Growth Portfolio
EQ/AllianceBernstein Small Cap Growth Portfolio	EQ/Morgan Stanley Mid Cap Growth Portfolio
EQ/AXA Franklin Small Cap Value Core Portfolio	EQ/Mutual Large Cap Equity Portfolio
EQ/BlackRock Basic Value Equity Portfolio	EQ/Oppenheimer Global Portfolio
EQ/BlackRock International Value Portfolio	EQ/PIMCO Ultra Short Bond Portfolio
EQ/Boston Advisors Equity Income Portfolio	EQ/Quality Bond PLUS Portfolio
EQ/Calvert Socially Responsible Portfolio	EQ/Small Company Index Portfolio
EQ/Capital Guardian Growth Portfolio	EQ/T. Rowe Price Growth Stock Portfolio
EQ/Capital Guardian Research Portfolio	EQ/Templeton Global Equity Portfolio
EQ/Common Stock Index Portfolio	EQ/Van Kampen Comstock Portfolio
EQ/Core Bond Index Portfolio	EQ/UBS Growth and Income Portfolio
EQ/Davis New York Venture Portfolio	EQ/Wells Fargo Advantage Omega Growth Portfolio
EQ/Equity 500 Index Portfolio
EQ/Equity Growth PLUS Portfolio
EQ/Franklin Core Balanced Portfolio